Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 110 to Registration Statement No. 002-93601 on Form N-1A of our reports dated September 15, 2014 relating to the financial statements and financial highlights of Fidelity OTC Portfolio, Fidelity Blue Chip Growth Fund, Fidelity Series Real Estate Equity Fund, Series Small Cap Opportunities Fund and Series Blue Chip Growth Fund, our report dated September 19, 2014 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, and our report dated September 22, 2014 relating to the financial statements and financial highlights of Fidelity Series Real Estate Income Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Report on Form N-CSR of Fidelity Securities Fund for the year or period ended July 31, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 25, 2014